Exhibit 3





                                 AMENDED AND RESTATED
                                      BY-LAWS OF

                              ADVANCED NMR SYSTEMS, INC.
                               (a Delaware Corporation)

                                   _______________


                                      ARTICLE I

                               MEETINGS OF STOCKHOLDERS

                    Section 1.  Annual Meeting.  The annual meeting of the

                                ______________

           stockholders of ADVANCED NMR SYSTEMS, INC. (hereinafter called the "Corporation") for the election of directors and for the transaction of such other proper business as may come before the meeting shall be held at such date, time and place, either within or without the State of Delaware, as shall be designated by the

          Board of Directors from time to time.

                    Section 2.  Special Meetings.  Special meetings of the

                                ________________

           stockholders for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board, but

          special meetings may not be called by any other person or

          persons.  The only business to be conducted at a special meeting of stockholders shall be as specified in the notice of such meeting.

                    Section 3.  Notice of Meetings; Adjournments.  Notice

                                ________________________________

           of the date, time and place of the holding of each annual and special meeting of stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given

          personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation, a written request that notices to him be mailed to some other address, in which case it shall be directed to him at some other address.  If mailed such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid.  Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

                    Section 4.  Quorum.  Except as otherwise provided by

                                ______

           law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum the

          stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Article I,

          Section 3 of these By-laws until a quorum shall attend.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                    Section 5.  Organization.  Meetings of stockholders

                                ____________

           shall be presided over by the Chairman of the Board, or in his absence by the Vice Chairman of the Board, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the

          Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the

          meeting.  The Chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote.

                    Section 6.  Voting; Proxies.  Except as otherwise

                                _______________

           provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an

          irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.  Voting at meetings of stockholders other than the election of directors need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the Board of Directors, the chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.  At all meetings of

          stockholders for the election of directors a plurality of the votes cast of shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors shall be sufficient to elect directors.  All other elections and questions shall, unless otherwise provided by law, the

          Certificate of Incorporation or these By-laws, be decided by the affirmative vote of the majority of shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

                    Section 7.  Fixing Date for Determination of

                                ________________________________

           Stockholders of Record.  In order that the Corporation may

           ______________________

           determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date.  The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors.  The record date:  (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall unless otherwise required by law not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                    Section 8.  List of Stockholders Entitled To Vote.  The

                                _____________________________________

           Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order,

          and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours,

          for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by a stockholder who is present.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the

          Corporation, or to vote in person or by proxy at any meeting of stockholders.

                    Section 9.  Conduct of Meetings.  The Board of

                                ___________________

           Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of

          Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, in the judgment of such chairman, as are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting;

          (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall

          determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

          Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of

          parliamentary procedure.

                    Section 10.  Advance Notice of Stockholder Business.

                                 ______________________________________

           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting

          business must be:  (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of

          Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation,

          not less than 60 days nor more than 90 days prior to the meeting;

          provided, however, that in the event that less than 70 days'

          notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this

          Section 10.  The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                      ARTICLE II

                                  BOARD OF DIRECTORS
                                  __________________

                    Section 1.  General Powers.  The business and affairs

                                ______________

           of the Corporation shall be managed by or under the direction of the Board.  The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or by these

          By-Laws directed or required to be exercised or done by the stockholders.

                    Section 2.  Number, Qualification, Election and Term of

                                ___________________________________________

           Office.  The number of directors of the Corporation shall be

           ______

           fixed from time to time by the vote of a majority of the entire

          Board then in office and set forth in a resolution of the board of directors and the number thereof may thereafter by like vote be increased or decreased to such greater or lesser number (not less than three) as may be so provided, subject to the provisions of Section 11 of this Article II.  Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws,

          the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such meeting shall be elected.  Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified,

          or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as

          otherwise provided by statute or the Certificate of

          Incorporation.

                    Section 3.  Place of Meetings.  Meetings of the Board

                                _________________

           may be held at such place, within or without the State of

          Delaware, as the Board may from time to time determine or as shall be specified in the notice of waiver of notice of such meeting.

                    Section 4.  Annual Meeting.  The Board shall meet for

                                ______________

           the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held.  Notice of such meeting need not be given.  Such meeting may be held at any other time or place (within or without the State of Delaware)

          which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

                    Section 5.  Regular Meetings.  Regular meetings of the

                                ________________

           Board shall be held at such time and place as the Board may from time to time determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.  Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

                    Section 6.  Special Meetings.  Special meetings of the

                                ________________

           Board may be held at any time or place within or without the

          State of Delaware whenever called by the Chairman, the President,

          or by four or more directors of the Corporation.

                    Section 7.  Notice of Meeting.  Notice of each special

                                _________________

           meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or any

          Assistant Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting.  Notice of each such meeting shall be delivered to each director either (A)

          personally or by telephone or facsimile at least twenty-four hours before the time at which such meeting is to be held or (B)

          by first-class mail, postage prepaid or express delivery service addressed to him at his residence, or usual place of business, at least two days before the day on which such meeting is to be held.  If mailed or sent by express delivery, such notice shall be deemed to be delivered when deposited in the United States mail or given to the delivery service.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.  Except as otherwise specifically required by law or these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

                    Section 8.  Quorum and Manner of Acting; Telephonic

                                _______________________________________

           Participation.  A majority of the entire Board shall be present

           _____________

           in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting.  Except as otherwise expressly required by law or the Certificate of

          Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the

          Board.  Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such

          committee by means of a conference telephone or similar

          communications equipment allowing all participants in the meeting to hear each other at the same time and participation by such means shall constitute presence at a meeting.  In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting,

          unless it be the annual meeting of the Board, need not be held.

          At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                    Section 9.  Organization.  At each meeting of the

                                ____________

           Board, the Chairman of the Board (or, in his absence, the Vice

          Chairman, or in his absence, the President, or, in his absence,

          another director chosen by a majority of the directors present)

          shall act as chairman of the meeting and preside thereat.  The

          Secretary (or, in his absence, any person appointed by the

          Chairman) shall act as secretary of the meeting and keep the minutes thereof.

                    Section 10.  Resignations.  Any director of the
                                 ____________

           Corporation may resign at any time by giving written notice of his resignation to the Board or Chairman of the Board or the

          President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein,

          immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be

          necessary to make it effective.

                    Section 11.  Vacancies.  Vacancies, including newly

                                 _________

           created directorships, may be filled by a majority of the

          directors then in office, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

                    Section 12.  Removal of Directors.  Any director or the

                                 ____________________

           entire board of directors may be removed, with or without cause,

          by the holders of a majority of the shares then entitled to vote at an election of directors of the Corporation.

                    Section 13.  Compensation.  The Board shall have

                                 ____________

           authority to fix the compensation, including fees and

          reimbursement of expenses, of directors for services to the

          Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                    Section 14.  Action By the Board By Written Consent.

                                 ______________________________________

           Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                    Section 15.  Nominations For Directors.  Only persons

                                 _________________________

           who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors by stockholders.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 15.  Such nominations, other than those made by or at the direction of the Board of Directors,

          shall be made pursuant to timely notice in writing to the

          Secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days or more than 90 days prior to the meeting; provided,

          however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or

          employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to

          Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the

          Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder.  At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this

          Section 15.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the

          By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                     ARTICLE III

                                   BOARD COMMITTEES
                                   ________________

                    Section 1.  Board Committees.  The Board may, by

                                ________________

           resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of

          Directors, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation,

          and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep minutes of its proceedings and shall report such minutes to the Board when required.  All such proceedings shall be subject to revision or alteration by the Board.

                    Section 2.  General.  A majority of the Board members

                                _______

           of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.

          Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7.

          The Board shall have the power at any time to fill vacancies in,

          to change the membership of, or to dissolve any such committee.



                                      ARTICLE IV

                                       OFFICERS
                                       ________

                    Section  1.  Number and Qualifications.  The officers

                                 _________________________

           of the Corporation shall include the Chairman of the Board, a

          Vice Chairman, the President, one or more Vice Presidents (one or of whom may be designated Executive Vice President or Senior Vice

          President), the Treasurer, Controller, and the Secretary.  Any

          two or more offices may be held by the same person.  Such

          officers shall be elected from time to time by the Board.  Each officer shall hold office until the meeting of the Board

          following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have

          qualified, or until his death, or until he shall have resigned,

          or have been removed, as hereinafter provided in these By-Laws.

          The Board may from time to time elect, or delegate to the

          Chairman of the Board or the President the power to appoint such other officers (including one or more Assistant Vice Presidents,

          Assistant Treasurers and  Assistant Secretaries) and such agents as may be necessary or desirable for the business of the

          Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

                    Section 2.  Resignation.  Any officer of the

                                ___________

           Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the

          President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified herein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    Section 3.  Removal.   Any officer or agent of the

                                _______

           Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board called for such person.  Any officer or agent appointed by the Chairman of the Board or the President pursuant to Article IV, Section 1 of these By-laws may be

          removed, either with or without cause, by the Chairman of the

          Board or President.  Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

                    Section 4.  Vacancies.  A vacancy in any office,

                                _________

           whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these

          By-Laws for the regular election or appointment to such office.

                    Section 5.  (a)  The Chairman of the Board.  The

                                     _________________________

           Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation and shall have the general active management of the business of the Corporation and general and active supervision and direction over the other officers,

          agents and employees and shall see that their duties are properly performed; subject, however, to the regulation of the Board of

          Directors.  He shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board.  He shall perform all duties incident to the office of Chairman of the Board and chief

          executive officer and such other duties as may from time to time be assigned to him by the Board.

                         (b)  The Vice Chairman of the Board.  The Vice

                              ______________________________

           Chairman of the Board, if one be elected, shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or the Chairman of the Board and, unless otherwise provided by the Board, shall in the case of the absence or inability to act of the Chairman of the Board, perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon,

          the Chairman of the Board.

                    Section 6.  The President.  The President shall be the

                                _____________

           chief operating officer of the Corporation and shall have

          general and active supervision and direction over the business and affairs of the Corporation and over its several officers,

          subject, however, to the direction of the Chairman of the Board and the control of the Board.  If no Chairman of the Board is elected, or at the request of the Chairman of the Board, or in the case of his absence or inability to act, unless there be a

          Vice Chairman of the Board so designated to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.  He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

                    Section 7.  Vice Presidents.  Each Executive Vice

                                _______________

           President, each Senior Vice President and each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the

          Board, or the President.  They shall, in the order of their seniority, have the power and may perform the duties of the

          Chairman of the Board and the President.

                    Section 8.  The Treasurer.  The Treasurer shall be the

                                _____________

           chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody and disbursement of corporate funds.  He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.  He shall perform the duties of

          Controller if no one is elected to that office.

                    Section 9.  The Controller.  The Controller shall be

                                ______________

           the chief accounting officer of the Corporation and shall

          maintain adequate records of all assets, liabilities and

          transactions of the Corporation; he shall establish and maintain internal accounting controls and, in cooperation with the

          independent public accountants selected by the Board, shall supervise internal auditing.  He shall have such further powers and duties as may be conferred upon him from time to time by the

          President or the Board of Directors.

                    Section 10.  The Secretary.  The Secretary shall

                                 _____________

                         (a)  keep or cause to be kept in one or more books

               provided for the purpose, the minutes of all meetings of the

               Board, the committees of the Board and the stockholders;

                         (b)  see that all notices are duly given in

               accordance with the provisions of these By-Laws and as

               required by law;

                         (c)  be custodian of the records and the seal of

               the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal be a

               facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the

               Corporation under its seal;

                         (d)  see that the books, reports, statements,

               certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                         (e)  in general, perform all the duties incident

               to the office of Secretary and such other duties as from

               time to time may be assigned to him by the Board, the

               Chairman of the Board, or the President.

                    Section 11.  Compensation.  The compensation of the

                                 ____________

           officers of the Corporation for their services as such officer shall be fixed from time to time by the Board; provided, however,

          that the Board may delegate to the Chairman of the Board or the

          President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President,

          as the case may be.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.


                                      ARTICLE V

                                   INDEMNIFICATION

                                   _______________

                    Section 1.  Right to Indemnification.  The Corporation

                                ________________________

           shall indemnify any person who was or is a party or is

          threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

          administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust,

          or other enterprise, against expenses (including attorneys'

          fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action,

          suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                    Section 2.  Prepayment of Expenses.  The Corporation

                                ______________________

           may, in its discretion, pay the expenses (including attorneys'

          fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of

          expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this

          Article or otherwise.  Such expenses (including attorneys' fees)

          incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                    Section 3.  Claims.  If a claim for indemnification or

                                ______

           payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been

          received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                    Section 4.  Non-Exclusivity of Rights.  The rights

                                _________________________

           conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of

          Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                    Section 5.  Other Indemnification; Insurance.  The

                                ________________________________

           Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture,

          trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other

          corporation, partnership, joint venture, trust, or other

          enterprise.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer,

          employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust,

          or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law or this section.

                    Section 6.  Amendment or Repeal.  Any repeal or

                                ___________________

           modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                      ARTICLE VI

                    CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                    ______________________________________________

                    Section 1.  Execution of Contracts.  Except as

                                ______________________

           otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the

          Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct.  Such authority may be general or confined to specific instances as the Board may determine.  Unless authorized by the

          Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

                    Section 2.  Loans.  Unless the Board shall otherwise

                                _____

           determine, either (a) the Chairman of the Board, the Vice

          Chairman of the Board or the President, singly, or (b) a Vice

          President, together with the Treasurer, may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary of the Corporation, from any bank,

          trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences or indebtedness of the Corporation, or guarantee of indebtedness of subsidiaries of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

                    Section 3.  Check, Drafts, Etc.   All checks, drafts,

                                __________________

           bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

                    Section 4.  Deposits.  All funds of the Corporation not

                                ________

           otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks,

          drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board may determine by resolution.

                    Section 5.  General and Special Bank Accounts.   The

                                _________________________________

           Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust

          companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not

          inconsistent with the provisions of these By-laws, as it may deem expedient.

                    Section 6.  Proxies in Respect of Securities of Other

                                _________________________________________

           Corporations.  Unless otherwise provided by resolution adopted

           ____________

           by the Board of Directors, the Chairman of the Board, the

          President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the

          Corporation as such holder, to any action by such other

          corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent,

          and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise,

          all such written proxies or other instruments as he may deem necessary or proper.


                                     ARTICLE VII

                                     SHARES, ETC.

                                     ____________

                    Section 1.  Stock Certificates.  Each holder of shares

                                __________________

           of stock of the Corporation shall be entitled to have a

          certificate, in such form as shall be approved by the Board,

          certifying the number of shares of the Corporation owned by him.

          The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the

          President or a Vice President and by the Secretary or an

          Assistant Secretary or the Treasurer or an Assistant Treasurer

          and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such

          certificates may be facsimiles, engraved or printed.  In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

                    Section 2.  Record of Stockholders.  The stock record
                                ______________________

           books and the blank stock certificate books shall be kept by the

          Secretary or by any other officer or agent designated by the

          Board of Directors.

                    Section 3.  Transfer of Shares.  Transfers of shares of

                                __________________

           stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or

          certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of

          stockholders as the owner of such share or shares for all

          purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner.

                    Section 4.  Lost, Destroyed or Mutilated Certificates.

                                _________________________________________

           The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the

          Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated.  The Board may, in its discretion,

          require such owner or his legal representative to give the

          Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its

          absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, theft, or destruction of any such certificate, or the issuance of a new certificate.


                                     ARTICLE VIII

                                       OFFICES

                                       _______

                    Section 1.  Principal or Registered Office.  The

                                ______________________________

           principal registered office of the Corporation shall be at such place as may be specified in the Certificate of Incorporation of the Corporation or other certificate filed pursuant to law, or if none be so specified, at such place as may from time to time be fixed by the Board.

                    Section 2.  Other Offices.  The Corporation also may

                                _____________

           have an office or offices other than said principal or

          registered office, at such place or places either within or without the state of incorporation.


                                      ARTICLE IX

                                     FISCAL YEAR
                                     ___________

                    The fiscal year of the Corporation shall be determined

          by the Board.


                                      ARTICLE X

                                         SEAL
                                         ____

                    The Board shall provide a corporate seal which shall

          contain the name of the Corporation, the words "Corporate Seal"

          and the year and state of incorporation.


                                      ARTICLE XI

                                      AMENDMENTS

                                      __________

                    Section 1.  Shareholders.  These By-laws may be amended

                                ____________

           or repealed, or new By-laws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are required to vote by class by a majority of the appropriate class, in person or represented by proxy and entitled to vote on such action;

          provided, however, that the notice of such meeting shall have been given as provided in these By-laws, which notice shall mention that amendment or repeal of these By-laws, or the

          adoption of new By-laws, as one of the purposes of such meeting.

                    Section 2.  Board of Directors.  These By-laws may also

                                __________________

           be amended or repealed or new By-laws may be adopted, by the

          Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-laws,

          which notice shall mention that amendment or repeal of the By-

          laws, or the adoption of new By-laws, is one of the purposes of such meetings.  By-laws adopted by the Board may be amended or repealed by the stockholders as provided in Section 1 of this

          Article XI.